Exhibit 99.1

THE TILE SHOP REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

3.1% Comparable Store Sales Growth in Q4; 7.6% Full Year

69.6% Gross Margin in Q4; 70.0% Full Year

Settlement of shareholder litigation during the quarter, leading to Diluted Earnings per Share of $0.01 in Q4; $0.36 Full Year, growth of 16%

Non-GAAP Diluted Earnings per Share of $0.07 in Q4; $0.45 Full Year, growth of 41%

Company announces initiation of quarterly dividend beginning Q1 2017

MINNEAPOLIS – February 14, 2017  – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced results for its fourth quarter and fiscal year ended December 31, 2016.

Net sales grew 6.5% to $76.6 million for the fourth quarter ended December 31, 2016 compared with $71.9 million for the fourth quarter ended December 31, 2015. The $4.7 million increase in net sales was due to a comparable store sales increase of 3.1%, or $2.2 million, and incremental net sales of $2.5 million from stores not included in the comparable store base. Full year net sales for fiscal 2016 were $324.2 million compared with $293.0 million for fiscal 2015, representing growth of 10.6%. Comparable store sales for the full year ended December 31, 2016 increased 7.6%.

“2016 was an outstanding year of growth and achievement across all of our key initiatives,” said Chris Homeister, CEO.  “The fourth quarter was at the low end of our expectations, driven by both lower revenue and abnormally high costs associated with employee benefits. We are extremely pleased with delivering a year with approximately 8% comparable store sales growth, increased gross margin and 41% growth in earnings per share. We are eager to build upon our continued success from 2016 as we work to deliver another year of significant growth in sales, operating margins and earnings per share in 2017.”

Gross margin for the fourth quarter of 2016 was 69.6%  compared with 70.4% for the fourth quarter of 2015.  The gross margin rate decline was driven primarily by a heavier mix of promoted sales during the quarter.  Full year gross margin for fiscal 2016 was 70.0% compared with 69.5% for fiscal 2015.

Selling, general and administrative costs for the fourth quarter of 2016 were $51.7 million compared with $43.7 million for the fourth quarter of 2015.  Special charges related to litigation accounted for $5.5 million of the increase. Nearly half of the remaining $2.5 million increase in selling, general and administrative costs during the quarter resulted from higher than normal employee benefit claims, with the remainder of the increase related to opening and operating new stores and variable expenses associated with revenue growth. Full year selling, general and administrative costs for fiscal 2016 were $194.0 million compared with $174.4 million for fiscal 2015.  Special charges related to litigation accounted for $6.3 million of the increase.

The Company opened four new retail showrooms in the fourth quarter of 2016, including two Chicago, IL area locations in Hoffman Estates, IL and Schererville, IN, bringing its total Chicago metro area store count to twelve, a seventh Minneapolis, MN area store in Eagan, MN and its first store in Washington D.C.    The Hoffman Estates, IL opening was a relocation. As of December 31, 2016  the Company operates 123 stores in 31 states and the District of Columbia.

The Company also announced today that the Board of Directors has authorized the initiation of a quarterly cash dividend commencing in the first quarter of 2017, more details of which can be found here.

Non-GAAP Information

The Company presents non-GAAP net income and Adjusted EBITDA to provide useful information to investors regarding the Company’s normalized operating performance.

On a non-GAAP basis, net income for the fourth quarter of 2016 was  $3.8 million compared with $4.0 million for the fourth quarter of 2015.  Full year non-GAAP net income for fiscal 2016 was $23.1 million compared with $16.6 million for fiscal 2015.  Non-GAAP diluted earnings per share for the fourth quarter of 2016 were $0.07 compared with $0.08 per share for the fourth quarter of 2015. Full year non-GAAP diluted earnings per share for fiscal 2016 were $0.45 compared with $0.32 per share for fiscal 2015.    See the “Non-GAAP Income Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP to non-GAAP income.

Non-GAAP Income Reconciliation

	Three Months Ended
	December 31, 2016			December 31, 2015
			Per Share			Per Share
	Pretax	Net of Tax	Amounts	Pretax	Net of Tax	Amounts
(in thousands, except share and per share data)
GAAP income	$1,356	$273	$0.01	$6,477	$3,786	$0.07
Special charges:
Shareholder and other litigation costs	5,791	3,524	0.07	331	193	-
Non-GAAP income(1)	$7,147	$3,797	$0.07	$6,808	$3,979	$0.08

(1) Amounts may not foot due to rounding.

	Twelve Months Ended
	December 31, 2016			December 31, 2015
			Per Share			Per Share
	Pretax	Net of Tax	Amounts	Pretax	Net of Tax	Amounts
(in thousands, except share and per share data)
GAAP income	$31,339	$18,463	$0.36	$26,772	$15,696	$0.31
Special charges:
Shareholder and other litigation costs	7,618	4,632	0.09	1,283	752	0.01
Write-off of debt issuance costs	-	-	-	194	114	0.00
Non-GAAP income(1)	$38,957	$23,095	$0.45	$28,249	$16,562	$0.32

(1) Amounts may not foot due to rounding.

Adjusted EBITDA for the fourth quarter of 2016 was $14.5 million compared with $14.2 million for the fourth quarter of 2015.  Full year Adjusted EBITDA for fiscal 2016 was $68.0 million compared with $58.4 million for fiscal 2015. See the “Adjusted EBITDA Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP net income to Adjusted EBITDA.

Adjusted EBITDA Reconciliation

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
	2016	2015	2016	2015
GAAP net income	$273	$3,786	$18,463	$15,696
Interest expense	333	483	1,715	2,584
Income taxes	1,083	2,691	12,876	11,076
Depreciation and amortization	6,088	5,639	23,042	22,236
Special charges(1)	5,791	331	7,618	1,283
Stock-based compensation	939	1,319	4,333	5,545
Adjusted EBITDA	$14,507	$14,249	$68,047	$58,420

(1) Shareholder and other litigation costs.

Financial Guidance

The Company is providing expectations for full year 2017 based on past performance, anticipated new store openings and current economic conditions.

For the full year ending December 31, 2017 the Company expects:

($ in millions, except per share data)	2017	2016
Net Sales	$350 - $370	$324.2
Comparable Store Sales Change	low to mid single digits	7.6%
Gross Margin % of Net Sales	approx. 70%	70.0%
Depreciation & Amortization	approx. $27	$23.0
Stock Based Compensation	approx. $3.5	$4.3
Effective Tax Rate	approx. 40%	41.1%
Special Charges	approx. $0.5	$7.6
Earnings per Shares (GAAP)	$0.49 - $0.56	$0.36
Non-GAAP Earnings Per Share	$0.50 - $0.57	$0.45
Adjusted EBITDA	$74 - $80	$68.0
Fully Diluted Shares Outstanding	approx. 52 million	51.9 million
New stores	12 to 15	9
Capital Expenditures	$30 to $35	$27.3

See the “Non-GAAP Income Guidance Reconciliation” table and the “Adjusted EBITDA Guidance Reconciliation” table on the final page of this release for a reconciliation of these Non-GAAP measures to the comparable GAAP measures.

Webcast and Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Tuesday, February 14, 2017. Participants may access the live webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (844) 421-0597, or (716) 247-5787 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

Additional details can be located at www.tileshop.com under the Financial Information – SEC Filings section of the Company’s Investor Relations page.

About The Tile Shop

The Tile Shop is a leading specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high quality products, exclusive designs, knowledgeable staff and exceptional customer service, in an extensive showroom environment with up to 50 full-room tiled displays which are enhanced by the complimentary Design Studio – a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 123 stores in 31 states and the District of Columbia, with an average size of 21,100 square feet and sells products online at www.tileshop.com

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, stock based compensation and special charges related to litigation, including shareholder and other litigation.  Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. Non-GAAP net income excludes special charges related to litigation costs, including shareholder and other litigation, and losses incurred in connection with the renegotiation of debt, and is net of tax.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and the Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.  The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance (including the financial performance of new stores).  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$6,067	$10,330
Restricted cash	3,000	219
Trade receivables, net	2,414	1,966
Inventories	74,295	69,878
Prepaid inventory	110	568
Income tax receivable	1,670	735
Other current assets, net	8,645	3,557
Total Current Assets	96,201	87,253
Property, plant and equipment, net	141,037	135,115
Deferred tax assets	21,391	20,846
Long-term restricted cash	3,881	-
Other assets	2,763	1,793
Total Assets	$265,273	$245,007

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,321	$14,584
Current portion of long-term debt	6,286	4,744
Income tax payable	120	1,101
Other accrued liabilities	33,461	19,327
Total Current Liabilities	60,188	39,756
Long-term debt, net	22,126	51,178
Capital lease obligation, net	697	797
Deferred rent	37,595	34,983
Other long-term liabilities	5,768	3,092
Total Liabilities	126,374	129,806

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,607,143 and 51,437,973 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	185,998	180,192
Accumulated deficit	(47,058)	(64,985)
Accumulated other comprehensive loss	(46)	(11)
Total Stockholders' Equity	138,899	115,201
Total Liabilities and Stockholders' Equity	$265,273	$245,007

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share, and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$76,614	$71,914	$324,157	$292,987
Cost of sales	23,281	21,281	97,261	89,377
Gross profit	53,333	50,633	226,896	203,610
Selling, general and administrative expenses	51,683	43,706	193,983	174,384
Income from operations	1,650	6,927	32,913	29,226
Interest expense	(333)	(483)	(1,715)	(2,584)
Other income	39	33	141	130
Income before income taxes	1,356	6,477	31,339	26,772
Provision income taxes	(1,083)	(2,691)	(12,876)	(11,076)
Net income	$273	$3,786	$18,463	$15,696

Earnings per common share:
Basic	$0.01	$0.07	$0.36	$0.31
Diluted	$0.01	$0.07	$0.36	$0.31

Weighted average shares outstanding:
Basic	51,497,198	51,230,524	51,415,492	51,161,059
Diluted	52,112,609	51,569,562	51,877,005	51,304,982

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross margin rate	69.6%	70.4%	70.0%	69.5%
SG&A expense rate	67.5%	60.8%	59.8%	59.5%
Income from operations margin rate	2.2%	9.6%	10.2%	10.0%
Adjusted EBITDA margin rate	18.9%	19.8%	21.0%	19.9%

Non-GAAP Income Guidance Reconciliation

(1) Shareholder and other litigation costs.

	2017 Guidance
	Low End			High End
			Diluted			Diluted
($ in millions, except per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$42	$25	$0.49	$49	$29	$0.56
Special charges(1)	0.5	0	0.01	0.5	0	0.01
Non-GAAP income(2)	$43	$26	$0.50	$49	$29	$0.57

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Adjusted EBITDA Guidance Reconciliation

	2017 Guidance
($ in millions)	Low End	High End
GAAP Net Income	$25	$29
Interest expense	1	1
Income taxes	17	19
Depreciation and amortization	27	27
Special charges(1)	0.5	0.5
Stock based compensation	3.5	3.5
Adjusted EBITDA(2)	$74	$80

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Contacts:

Investors and Media:

Adam Hauser

763-852-2950

investorrelations@tileshop.com